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                                                                   EXHIBIT 99(c)

                                    FORM OF
                                      NOTE

                                PROMISSORY NOTE

$8,500,000
                                                    ____________________, 1997

     FOR VALUE RECEIVED, SAFEGUARD HEALTH ENTERPRISES, INC., a Delaware corporation (the "Maker"), hereby promises to pay to the order of Tim Donoho, an individual (the "Payee"), at the office of the Payee at 1075 Hillsboro Mile, Hillsboro Beach, FL 33062, or at such other place as the Payee may from time to time designate, in lawful money of the United States, the principal sum of Eight Million Five Hundred Thousand Dollars ($8,500,000) together with interest on the unpaid principal balance thereof. Principal and interest on the unpaid principal balance of this Note shall be payable as set forth in Section 1 hereof.

     This Note is issued pursuant to, and entitled to benefits under the Stock Purchase Agreement (the "Agreement") dated as of November 25, 1996, as amended from time to time, by and among Maker, Payee and the following Advantage Dental Health entities (collectively, "Advantage"): ADVANTAGE DENTAL HEALTHPLANS, INC., a Missouri corporation, ADVANTAGE DENTAL HEALTHPLANS, INC., a Florida corporation, ADVANTAGE DENTAL HEALTHPLANS, INC., a Delaware corporation, ADVANTAGE DENTAL PLANS, INC., a Delaware corporation, ADH PLANS, INC., a Delaware corporation, and ADH MARKETING, INC., a Florida corporation, to which reference is hereby made for a more complete statement of the terms and conditions under which the loan evidenced hereby is made and is to be repaid. All terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

     1.  Principal and Interest Payment.  During the term of this Note, Maker
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shall pay interest only on the principal on the last day of every month, commencing on the last day of the month following the Closing (each, an "Interest Payment Date"). Principal shall be due and payable in full on January 2, 1998 by a wire transfer(s) of immediately available funds in accordance with the written directions of the Payee. If for any reason, Safeguard is unable to deliver the full amount due under this Note in cash, it may substitute shares of Safeguard common stock having a cash value equal to the shortfall based on the closing trading price of such stock on such date.

     2.  Interest Rate.  This Note shall bear interest at a per annum rate equal
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to the base rate in effect from time to time of Bank of America NT & SA compounded monthly (the "Prime Rate"). Notwithstanding any provisions or terms of this Note to the contrary, the Interest Rate shall not exceed the maximum permitted by law. In the event that and for as long as the Interest
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Rate exceeds from time to time the maximum permitted by law, the Interest Rate shall be the maximum permitted by law.

     3.  Payment on Nonbusiness Days.  If any payment of principal or interest
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on this Note shall become due on a Saturday, Sunday, or legal holiday under the laws of the State of Florida, such payment shall be made on the next succeeding business day.

     4.  Governing Law.  This Amendment shall be governed by and construed and
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enforced in accordance with the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Florida, and venue for any litigation concerning this Letter shall be in Broward County, Ft. Lauderdale, Florida.

     5.  Amendment.  The terms of this Note are subject to amendment or waiver
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only by a writing signed by both of the parties hereto.

     6.  Notices.  All notices and other communications hereunder shall be in
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writing and shall be deemed given upon facsimile transmission (with written or facsimile confirmation of receipt), or delivery by a reputable overnight commercial delivery service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Maker:              Safeguard Health Enterprises, Inc.
                                    505 N. Euclid Street
                                    Anaheim, California  92801
                                    Attn:  Ronald I. Brendzel, Esq.
                                    Phone: (714) 758-4329
                                    Fax:   (714) 758-4383

          If to Payee:              Tim Donoho
                                    1075 Hillsboro Mile
                                    Hillsboro Beach, FL  33062
                                    Phone:  (954) 782-2242
                                    Fax:    (954) 782-2242

     7. Successors. This Note shall be binding upon and inure to the benefit of
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the heirs, successors, and assigns of the parties.

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     8. Severability. Every provision of this Note is intended to be severable.
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In the event any term or portion hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect any other term or portion of this Note, which shall remain binding and enforceable.


                              SAFEGUARD HEALTH ENTERPRISES, INC.

                              By:
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                                    Name:  Steven J. Baileys, D.D.S.
                                    Title: Chairman of the Board, President
                                           and Chief Executive Officer

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